EXHIBIT 10.2

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (the “Agreement”) is entered into as of October 26, 2012 (the “Effective Date”), by and among Nutra Origin Inc., a Florida corporation and wholly owned subsidiary of Divine Skin, Inc. (“Buyer”) and LBK GROUP, INC., a Delaware corporation doing business as “Nutra Origin” (“Seller”).  This Agreement is made under the following circumstances:

A.

Seller is in the business of designing, developing, marketing and selling nutraceutical supplements, including but not limited to the products listed on Schedule 1.1 attached to this Agreement.

B.

Buyer desires to purchase certain of the inventory and other assets listed on Schedule 1.1 subject to the terms and conditions set forth in this Agreement, and Seller desires to sell the assets to Buyer.

C.

The parties desire that this transaction be consummated on the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties contained in this agreement, the parties agree as follows:

ARTICLE 1
PURCHASE AND SALE OF ASSETS; ASSUMED OBLIGATIONS

1.1

Agreement of Purchase and Sale.  Subject to and upon the terms and conditions set forth in this Agreement, at the Closing (as defined below), Seller shall sell, assign, convey, transfer and deliver to Buyer, and Buyer shall purchase and acquire, free and clear of any and all liens, claims, encumbrances or interests, all right, title and interest in and to the assets and rights, tangible and intangible (including goodwill) and whether accrued or contingent, described in Schedule 1.1 attached to this Agreement (the “Acquired Assets”).

1.2

Allocation of Purchase Price. For federal and state tax purposes, the purchase price of the Acquired Assets shall be allocated in a manner agreed upon in writing by Buyer and Seller.  Buyer and Seller shall report the transaction contemplated by this Agreement for state and federal tax purposes in accordance with this allocation.

ARTICLE 2
PURCHASE PRICE

In exchange for the Acquired Assets purchased and sold under this Agreement and the consideration given for the covenants and agreements of the Seller, the Buyer shall pay to Seller $50,000 payable at Closing in shares of restricted common stock of the Buyer, such shares subject to a one-year restriction on transfer, in addition to restrictions imposed by state and federal securities laws (the “Purchase Price”). The price per share shall be determined by the closing price of the Buyer’s common stock as reported on OTC Markets on the date immediately preceding the Effective Date.

ARTICLE 3
CLOSING

The closing of this Agreement (the “Closing”) shall take place on the effective date of that certain License Agreement between Buyer and Seller.

ARTICLE 4
CONDITIONS PRECEDENT TO CLOSING

4.1

Buyer’s Conditions.  The obligations of Buyer under this Agreement are subject to satisfaction (or waiver by Buyer in writing) of the following conditions precedent on or prior to the Closing.

4.1.1

Seller shall have delivered to Buyer an executed Bill of Sale for the Acquired Assets in the form of Exhibit A attached to this Agreement and all other documents required to be delivered to Buyer under the provisions of this Agreement.

4.1.2

Seller shall have delivered to Buyer such additional instruments of conveyance, assignment and transfer, in form and substance acceptable to Buyer’s counsel, as may be necessary to vest in Buyer good and marketable title to the Acquired Assets, free and clear of any and all liens, claims, encumbrances or interests.

4.1.3

All of the representations and warranties of Selling Parties contained in this Agreement or in any written statement, certificate, schedule or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall be true and correct in all material respects on and as of the Closing.

4.1.4

Seller shall have delivered to Buyer certified resolutions of its Board of Directors authorizing and approving this Agreement, the documents and instruments related hereto and the transactions contemplated hereby and thereby.

4.2

Seller’s Conditions. The obligations of Seller under this Agreement are subject to satisfaction (or waiver by Seller in writing) of the following conditions precedent on or before the Effective Date:

4.2.1

Buyer shall have delivered the consideration as specified in Section 2 above at the Closing and other consideration specified in the Licensing Agreement between Buyer and Seller.

4.2.2

Buyer shall have delivered to Seller certified resolutions of its Board of Directors authorizing and approving this Agreement, the documents and instruments related to it, and the transactions contemplated in this Agreement.

4.2.3

All of the representations and warranties of Buyer contained in this Agreement or in any written statement, certificate, schedule or other document delivered pursuant to this

Agreement or in connection with the transactions contemplated hereby shall be true and correct in all material respects on and as of the Closing.

ARTICLE 5

ARTICLE 6 REPRESENTATIONS, WARRANTIES AND COVENANTS

6.1

Representations, Warranties, and Covenants of Seller. Seller represents, warrants, and covenants to Buyer on the Closing Date as follows:

6.1.1

Seller (i) is a corporation duly organized, validly existing and in good standing under the laws of Delaware; and (ii) has all requisite corporate power to execute, deliver and perform its obligations under this Agreement.

6.1.2

Seller is the record and beneficial owner of, and has good and marketable title to, the Acquired Assets and Seller has the full and unrestricted right to convey, transfer and assign such title to Buyer, free and clear of any and all mortgages, claims, conditional sales agreements, pledges, liens, encumbrances, security interests, charges and equities of any nature whatsoever. The Acquired Assets that are tangible personal property are in good condition and repair, but are provided “As Is,” without a warranty of fitness for a particular purpose, merchantability or any other express or implied warranties.

6.1.3

This Agreement and the documents related hereto, and the consummation of the transactions contemplated herein and therein, have been duly authorized and approved on behalf of Seller by its Board of Directors, and this Agreement and the documents related hereto constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their terms.  Seller has taken all action required of it by law, its Articles of Incorporation and its bylaws, to authorize the execution, delivery and performance of this Agreement and the completion of its terms.

6.1.4

Neither the execution of this Agreement (and the documents related hereto) nor the performance of its (and their) terms by Seller or parties under its control  violates or will violate any judgment, writ, injunction, decree or order of any court or other governmental authority relating to Seller, the Acquired Assets or be in conflict with, result in or constitute a breach or default (or an occurrence which, by the lapse of time and/or giving of notice, would constitute a breach or default) on the part of Seller under any agreement relating to part or all of the Acquired Assets, or result in any lien, encumbrance or other claims to the Acquired Assets.

6.1.5

Seller is not the subject of any judgment, order, writ, injunction or decree of any court or administrative authority, and there is no existing, pending or threatened claim, litigation, judgment, law, ordinance, regulation, proceeding or governmental investigation against any Selling Party which might reasonably be expected to have an effect upon the Acquired Assets, nor does any Seller know, or have reason to know, of any basis for any such litigation, proceeding or governmental investigation.

6.1.6

Except for the materials and documents provided by Seller as part of due diligence (if any) and the materials and documents available from public sources, Seller has not received or sent any communications from or to any governmental agency or regulatory body with respect to the Acquired Assets.

6.1.7

All items of inventory included in the Acquired Assets are provided “As Is,” without any express or implied warranties, unless expressly stated otherwise in this Agreement or the License Agreement between parties.

6.1.8

There has not been filed by or against Seller a petition in bankruptcy or a petition or answer seeking assignment for the benefit of creditors, the appointment of a receiver, trustee or liquidator, with respect to any of them, or any portion of their property, or reorganization, arrangement, liquidation or dissolution or similar relief under the Federal Bankruptcy Code or any similar state law.

6.1.9

No tax lien, levy or similar encumbrance has been filed or threatened by any taxing or governmental authority against Seller or the Acquired Assets.

6.1.10

Seller is not now insolvent and will not be rendered insolvent by the transactions contemplated by this Agreement.  As used in this paragraph, “insolvent” means that the sum of the debts and other probable liabilities of Seller exceeds the present fair saleable value of Seller’s assets.  Immediately after the Closing, (a) Seller will be able to pay its debts, obligations and liabilities as they become due in the usual course of its business; (b) Seller will not have unreasonably small capital with which to conduct its business; and (c) Seller will have assets (calculated at fair market value) that exceed its debts, obligations and liabilities.

6.1.11

Seller has not received any negative reports or test results with respect to the safety or efficacy of the Acquired Assets. Any such report in Seller possession (if any) had been provided to Buyer as part of due diligence prior to Closing.

6.1.12

None of the representations or warranties made by Seller under this Agreement, nor the contents of any record, document or certificate to be delivered by Seller under this Agreement, contains or will contain any inaccuracy or untrue statement of a material fact or omits or will omit a material fact.

6.1.13

All representations, warranties and covenants of Seller contained in this Agreement are material and may constitute full or partial inducements to Buyer to enter into this Agreement.

6.2

Representations, Warranties and Covenants of Buyer. Buyer represents, warrants and covenants to Seller as follows:

6.2.1

Buyer is a corporation duly organized, validly existing, and in good standing under the laws of Florida and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted and has the authority to enter into and perform its obligations under this Agreement.

6.2.2

This Agreement and the documents related to this Agreement, and the consummation of the transactions contemplated by this Agreement, have been duly authorized and approved on behalf of Buyer by its board of directors, and this Agreement and the documents related hereto constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms; Buyer has taken all action required of it by law, its

Articles of Incorporation or its bylaws, to authorize the execution, delivery and performance of this Agreement and the completion of its terms.

6.2.3

All representations, warranties and covenants of Buyer contained in this Agreement are material and may constitute full or partial inducements to Seller to enter into this Agreement.

ARTICLE 7
MISCELLANEOUS

7.1

Expenses. The parties agree to pay their own expenses (including attorneys’ fees) related to this Agreement and the Closing.

7.2

Brokerage Fees. The parties represent and warrant, one to the other, that there are no broker’s, finder’s or similar fees or commissions payable in connection with the transactions contemplated and described in this Agreement.

7.3

Other Documents. Each party shall from time to time at the request of another party hereto, and without further consideration, execute and deliver to such other party such further instruments of assignment, transfer, conveyance and confirmation, and take such other action as such party may reasonably request, to effectuate the purposes of this Agreement, and Seller shall cooperate with Buyer in obtaining releases and other instruments relating to the termination of any and all liens against the Acquired Assets.

7.4

Further Assurances.  The parties shall, from time to time, execute and deliver such instruments or documents or take such other actions as shall be reasonably necessary to confirm and assure the rights and obligations provided for in this Agreement.

7.5

No Waiver. Failure to insist upon strict compliance with any of the terms and conditions of this Agreement shall not be deemed a waiver of such terms and conditions, nor shall any waiver or relinquishment of any right or power at any other time or times, absent written notice to such effect delivered by the appropriate party to the other party.

7.6

Survival of Representations, Warranties, Covenants and Agreements.  All representations, warranties, covenants and agreements made by any party in this Agreement will survive the Closing and continue in full force and effect until six (6) months after the Closing.

7.7

Severability. If any provision of this Agreement, or the application thereof to any Person or circumstance, shall, for any reason and to any extent, be invalid or unenforceable but the extent of the invalidity or unenforceability does not destroy the basis of the bargain between the parties as contained herein, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

7.8

Default; Remedies. Both parties acknowledge and agree that a breach of any of the terms, covenants or other obligations under this Agreement by the performing party may result in irreparable harm to the receiving (non-performing) party. Therefore, the failure on the part of performing party to perform all of the terms, covenants and obligations established by this Agreement to be performed by them shall give rise to a right to receiving party to obtain enforcement of this Agreement in a court of equity by a decree of specific performance. This remedy, however, shall be cumulative and in addition to any other remedy Buyer may have.

7.9

Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if in writing and sent by certified or registered mail, postage pre-paid, to the appropriate address indicated below or such other address as may be given in a notice sent to all parties hereto:

If to Seller, to:

LBK Group, Inc.

1983 Marcus Avenue, Suite 206
Lake Success, NY 11042

Attn: Igor Lerner

If to Buyer, to:

Nutra Origin Inc.

1680 Meridian Avenue, Suite 301
Miami Beach, FL 33139

Attn:  Daniel Khesin, CEO

7.10

Applicable Law and Venue. This Agreement shall be construed according to the laws of the State of New York, excluding its conflict of law provisions.  The parties agree that any action brought by either party against the other party in connection with any rights or obligations arising out of this Agreement shall be instituted exclusively in a federal or state court of competent jurisdiction with venue only in the State of New York, New York County.

7.11

Entire Agreement. This Agreement (together with all exhibits and all documents referred to herein) contains the entire understanding between the parties and supersedes any prior understandings or agreements between them affecting the subject matter of this Agreement. No changes, alterations, amendments, modifications, additions or qualifications to the terms of this Agreement shall be made or be binding unless made in writing and signed by each of the parties.

7.12

Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the parties, their heirs, legal representatives, successors and assigns.

7.13

No Construction Against Preparer. This Agreement shall not be construed more strictly against one party than another merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that, because of the arm’s-length negotiations, all parties have contributed substantially and materially to the preparation of this Agreement. Each party has had access to legal counsel of its choosing, or has elected to proceed without counsel due to such party’s experience and sophistication in matters of this nature.

7.14

Counterparts.  This Agreement may be executed in one or more counterparts and via facsimile, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Purchase Agreement as of the Effective Date.

BUYER:
NUTRA ORIGIN, INC. a Florida corporation
By: /s/DANIEL KHESIN
Daniel Khesin, CEO

SELLER:
LBK GROUP, INC. a Delaware corporation
By: /S/IGOR LERNER
Name: Igor Lerner Its: President

Exhibits:

Exhibit A	--	Form of Bill of Sale

Schedules:

Schedule 1.1	--	Acquired Assets

EXHIBIT A

Form of Bill of Sale

This Bill of Sale (“Bill of Sale”) is made as of October 26, 2012 by LBK GROUP, INC., a Delaware corporation (“Seller”) in connection with the sale of certain assets to NUTRA ORIGINS, INC., a Florida corporation (“Buyer”).

WHEREAS, Buyer and Seller, have entered into that certain Purchase Agreement of even date herewith (the “Purchase Agreement”), pursuant to which Seller has agreed to sell the Acquired Assets to Buyer.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller, Seller sells, transfers, assigns, and delivers to Buyer all of Seller’s right, title, and interest in and to all of the assets that are tangible personal property, which are described on Exhibit 1 hereto (the “Acquired Assets”).

All of the Acquired Assets shall be transferred by Seller to Buyer free and clear of any and all liens, pledges, security interests, claims, mortgages, and/or encumbrances of every kind and nature.  Notwithstanding anything to the contrary herein, if the interest of Seller in any of the Acquired Assets shall in fact be other than an interest as an owner, then Seller shall be deemed to have transferred to Buyer all of Seller’s right, title and interest in and to such Acquired Assets; provided, however, that Seller shall not be thereby released from any liability it may otherwise have to Buyer for breach of any representation or warranty with respect to ownership of the Acquired Assets as set forth in the Purchase Agreement as of the date of Closing.

Seller covenants that it will, at any time and from time to time, upon written request therefore, execute and deliver to Buyer or its successors, nominees or assigns, any new or confirmatory instruments which may be reasonably necessary or desirable in order to protect or to fully assign and transfer and vest in Buyer or its successor, nominee or assign, its right, title, and interest in and to the Acquired Assets transferred by this Bill of Sale.

Capitalized terms used but not defined herein shall have the meanings for such terms that are set forth in the Purchase Agreement.  This Bill of Sale shall be binding upon, and inure to the benefit of, the successors and permitted assigns of Buyer and Seller.  This Bill of Sale will be governed by and construed under the laws of New York, without regard to conflicts-of-laws principles that would require the application of any other law.

The terms of the Purchase Agreement, including but not limited to Seller’s representations, warranties, covenants, agreements, and indemnities relating to the Acquired Assets, are incorporated herein by this reference. The representations, warranties, covenants, agreements, and indemnities contained in the Purchase Agreement shall not be superseded hereby, but shall remain in full force and effect to the full extent provided therein. This instrument is made and delivered subject to the Purchase Agreement, and, in the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

IN WITNESS WHEREOF, this Bill of Sale is executed by Seller as of October 26, 2012.

SELLER:
LBK GROUP, INC. a Delaware corporation

By: /s/IGOR LERNER
Name: Igor Lerner
Its: President

SCHEDULE 1.1

EXHIBIT 1 TO BILL OF SALE